EXHIBIT 10(O)
                                                  -------------
                        SUBLEASE

       	SUBLEASE dated as of November l, l996 between Maritime Overseas Corporation, a New York corporation, having offices at 511 Fifth Avenue, New York, New York 10017 (the "Lessor") and Overseas Shipholding Group, Inc., a Delaware corporation, having offices at 1114 Avenue of the Americas, New York, New York l0036 (the "Lessee").

                 W I T N E S S E T H :

	WHEREAS, the Lessor is the tenant of the entire rentable portion of twelfth floor (the "Demised Premises") in the office building located at 1114 Avenue of the Americas, New York, New York l0036, pursuant to the Indenture of Lease dated as of January 19, 1995 between Lessor as tenant thereunder and the landlord named therein (the "Overlandlord"); and

	WHEREAS, the Lessee wishes to sublet a portion of the Demised Premises from the Lessor for use as Lessee's executive offices;

	NOW THEREFORE, IT IS HEREBY agreed between the Lessor and
Lessee as follows:

	1.	SUBLEASED SPACE - The Lessor hereby leases to the
Lessee and the Lessee hires from the Lessor approximately 2,700 square feet of the Demised Premises (the "Subleased Space").

	2.	TERM - This Sublease shall commence on December 1, 1996
and shall expire on February 28, 2002, unless cancelled or terminated earlier pursuant to the provisions of this Sublease or by law. Notwithstanding anything to the contrary contained in this Sublease, the Lessee shall have the right to cancel this Lease effective at any time, by giving to the Lessor thirty (30) days written notice of cancellation.

	3.	RENT - The Lessee covenants and agrees to pay to the
Lessor commencing on December 1, 1996, and thereafter on the first day of each month during the term of this Sublease, an amount equal to 8.4753% of the Fixed Minimum Rent, additional rent and other payments relating to the Demised Premises as a whole payable by Lessor to Overlandlord pursuant to the Lease.
There shall be excluded from additional rent under this Sublease any amounts payable by the Lessor with respect to any identifiable portion of the Demised Premises that does not include the Subleased Space. Any amounts payable by the Lessor to Overlandlord under the Lease relating exclusively to the Sub-leased Space, shall be paid by Lessee to Lessor as additional rent under this Sublease.

	4.	USE OF SUBLEASED SPACE - Lessee shall use and occupy
the Subleased Space for its executive offices.

	5.	ALTERATIONS - Lessee shall make no alterations in and
to the Subleased Space except in accordance with the terms of the Lease.

	6.	COMPLIANCE WITH REGULATIONS - Lessee shall comply
promptly with all laws, ordinances, requirements, and regulations of the federal, state, county, municipal and other authorities, the fire insurance underwriters, and any insurance organizations or associations; except that Lessee shall not be required to make any alterations to the exterior of the building, or alterations of a structural nature.

	7.	LESSOR'S RIGHT TO CURE - If Lessee shall at any time be
in default in the payment of any impositions or other amounts to be paid by it hereunder, or in the performance of any other act on its part to be performed hereunder, Lessor, in addition to invoking any other remedy for such default, may, but shall not be obligated to, pay any such imposition or other amount or, after giving Lessee ten days' prior written notice, perform such other act on the part of Lessee to be performed in such manner and to such extent as Lessor may deem desirable, and may pay any expenses incidental thereto. All sums so paid by Lessor shall constitute additional rent payable on demand. Failure to make such payments on demand shall constitute a new default by Lessee and Lessor shall have the same rights and remedies as in the case of default by Lessee in the payment of an installment of rent.

	8.	SUBLEASE - This is a sublease.  The Lessor's interest
in the premises is as lessee under the Lease. Terms defined in the Lease shall have the same meanings when used in this Sublease, unless such terms are redefined herein. Except as provided in Paragraph 3 hereof, this Sublease is expressly made subject and subordinate to all the terms and conditions of the Lease and the Lessee agrees to use the Subleased Space in accordance with the terms of the Lease and not do or omit to do anything which will breach any of the terms thereof. The Lessor agrees to use its best efforts to cause the Overlandlord to furnish and provide to and for the Subleased Space the services and equipment to which it is entitled under the Lease. If the underlying Lease is terminated, this Sublease shall terminate simultaneously and any unearned rent paid in advance shall be refunded to the Lessee, provided that such termination is not the result of a breach by Lessee of the within sublease. The Lessee agrees to assume the obligation for performance of all of Lessor's obligations (except for the obligation to pay rent which shall be governed by this Sublease) under the Lease with respect to the Subleased Space.

	9.	QUIET POSSESSION - The Lessor covenants that Lessee,
upon paying the rent as herein reserved and performing all the covenants and agreements to be performed by the Lessee under this Sublease and the Lease, may quietly enjoy the premises, except as herein otherwise provided, and subject, however, to the terms of the Lease to Lessor, and to the terms of any mortgages which may now or hereafter affect the premises.

	10.	NO ASSIGNMENT, ETC. - The Lessee shall not assign,
mortgage or encumber this lease, nor sublet or permit the Subleased Space or any part thereof to be used by others, without the prior written consent of the Lessor in each instance.

	11.	NO WAIVER - The failure of Lessor to seek redress for
violation of, or to insist upon the strict performance of, any covenant, agreement, term, provision or condition of this Sublease, or any of the rules and regulations, shall not constitute a waiver thereof and Lessor shall have all remedies provided herein and by applicable law with respect to any subsequent act, which would have originally constituted a violation. The receipt by Lessor of rent with knowledge of the breach of any covenant, agreement, term, provision or condition of this Sublease shall not be deemed a waiver of such breach. No provision of this Sublease shall be deemed to have been waived by Lessor, unless such waiver be in writing signed by Lessor. No payment by Lessee or receipt by Lessor of a lesser amount than the monthly percentage of Fixed Minimum Rent herein stipulated shall be deemed to be other than on account of such percentage of Fixed Minimum Rent or additional rent or other charge owing by Lessee, as Lessor shall elect, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed binding on Lessor or an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor''s right to recover the balance of the percentage of Fixed Minimum Rent, additional rent or other charges owing by Lessee, and to pursue each and every remedy in this Sublease or by law provided. The receipt and retention by Lessor of Fixed Minimum Rent or additional rent from anyone other than Lessee shall not be deemed a waiver by Lessor of any breach by Lessee of any covenant, agreement, term, provision or condition herein contained, or the acceptance of such other person as a tenant, or a release of Lessee from the further performance by Lessee of the covenants, agreements, terms, provisions and conditions herein contained.

	12.	ENTIRE AGREEMENT -  This Sublease, including all of the
terms and conditions of the Lease to which it is expressly made subject and subordinate to, contain the entire agreement between Lessor and Lessee, and any agreement hereafter made between Lessor and Lessee shall be ineffective to change, modify, waive, release, discharge, terminate or effect a surrender or abandonment of this Sublease, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement is sought.

	13.	NOTICES - Any notice, request or demand permitted or
required to be given by the terms and provisions of this Sublease, or by any law or ordinance, either by Lessor to Lessee or by Lessee to Lessor, shall be in writing. Unless otherwise required by such law or ordinance such notice, request or demand shall be given, and shall be deemed to have been served and given by Lessor and received by Lessee, when Lessor shall have deposited such notice, request or demand by registered or certified mail enclosed in a securely closed postpaid wrapper, in a United States Government general or branch post office, addressed to Lessee at the Subleased Space, Attention:
President. Such notice, request or demand shall be given, and shall be deemed to have been served and given by Lessee and received by Lessor, when Lessee shall have deposited such notice, request or demand by registered or certified mail enclosed in a securely closed postpaid wrapper in such a post office addressed to Lessor at its address as stated on the first page of this Lease, Attention: Treasurer. Either party may, by notice as aforesaid, designate a different address or addresses for notices, requests or demands to it.

	14.	MISCELLANEOUS - If any provision of this Sublease or
the application thereof to any person or circumstance shall be determined to be invalid or unenforceable, the remaining provisions of this Sublease or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

	IN WITNESS WHEREOF, each of the Lessor and the Lessee have caused this Sublease to be executed by its duly authorized officer as of the day and year first above written.

                      							MARITIME OVERSEAS CORPORATION


                      							By:
                           								------------------------


                       							OVERSEAS SHIPHOLDING GROUP, INC.


                       							By:		-------------------------